EXHIBIT 13.1

CERTIFICATION PURSUANT TO

18 USC. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gordon Nielsen, President and Chief Executive Officer, and Dan Weisbeck, Chief Financial Officer, of Netco Energy Inc., each hereby certifies, pursuant to 18 USC. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 20-F of Netco Energy Inc. for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netco Energy Inc.

Dated: July 15, 2005

/s/ Gordon Nielsen
Gordon Nielsen
President and Chief Executive Officer
Netco Energy Inc.

/s/ Dan Weisbeck
Dan Weisbeck
Chief Financial Officer
Netco Energy Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Netco Energy Inc. and will be retained by Netco Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

D/ljm/740618.1